Exhibit 10.1

AVICI SYSTEMS INC.

Non-Qualified Stock Option Agreement

Under the 2000 Stock Option and Incentive Plan

Avici Systems Inc., a Delaware corporation (the “Company”), hereby grants as of                      (“Grant Date”) to                      (the “Optionee”), an option to purchase a maximum of                      (the “Option Shares”) of its Common Stock, $.0001 par value (“Common Stock”), at the price of $             per share, on the following terms and conditions:

1. Grant Under 2000 Stock Option and Incentive Plan. This option is granted pursuant to and is governed by the Company’s 2000 Stock Option and Incentive Plan, as amended from time to time (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan, as it exists on this date. Any inconsistency between this Agreement and the Plan shall be governed by the Plan.

2. Grant as Non-Qualified Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not affect the grant of another option.

3. Vesting of Option if Business Relationship Continues. If the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a “Business Relationship” with the Company or any Related Corporation) on the following dates, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date:

After the Grant Date, this option shall be exercisable for              shares on the last day of each                      (or with respect to the final installment such number of shares as shall remain unexercisable) such that it shall be fully exercisable, subject to the terms and conditions of this Agreement, on the date which is              years from the Grant Date.

[On or after [date], this option will be exercisable for [                ] of the shares subject to the Option.] [May have multiple vesting dates and portions of shares subject to vesting]

[If [goal] is achieved by [date], this option will be exercisable for [                ] of the shares on or after the date of the Committee’s determination that such shares shall become exercisable.] [May have multiple goals and portions of shares subject to vesting]

[On or after [date] (the “Cliff Vesting Date”), this option will be exercisable for any and all shares. Shares may become exercisable prior to the Cliff Vesting Date as follows:

•	If [goal] is achieved by [date], then this option will be exercisable for [ ] of the shares on or after the date of the Committee’s determination that such shares shall become exercisable.] [May have multiple goals and portions of shares subject to vesting]

[Immediately prior to the consummation of an Acquisition (as defined in the Plan), this option shall become exercisable as to                      of the shares that remain unexercisable as of such date; and this option shall remain the obligation of the Company or be assumed by the surviving or acquiring entity.] [Further, if due to the consummation of an Acquisition, the Optionee is terminated without Cause (as defined in Section 4(c)) or has a reduction in responsibility, position or compensation, [or other criteria] then this option shall immediately become exercisable as to                          of the shares that remain unexercisable as of such date.]

The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company or any Related Corporation, may be exercised before the date which is ten years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company and all Related Corporations or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company or any Related Corporation. For the purposes of this Agreement, “Related Corporation” shall mean any present or future subsidiary corporations of Avici Systems Inc., as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), and any present or future parent corporation of Avici Systems Inc., as defined in Section 424(e) of the Code.

4. Termination of Business Relationship.

(a) Termination Other than for Cause: If the Optionee’s Business Relationship with the Company and all Related Corporations is terminated, other than by reason of death, disability or dissolution as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate after the passage of thirty (30) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date[; provided, that if such Business Relationship is terminated other than for Cause following an Acquisition, then this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within one year after such termination, but not later than the scheduled expiration date.] In such a case, the Optionee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

(b) Termination for Cause: If the Optionee’s Business Relationship with the Company and all Related Corporations is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Optionee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

(c) Definition of Cause: “Cause” shall mean conduct involving one or more of the following: [(i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company or any Related Corporation in accordance with the terms or requirements of the Optionee’s Business Relationship with the Company or any Related Corporation; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or any Related Corporation; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or any Related Corporation which results in direct or indirect loss, damage or injury to the Company or any Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or any Related Corporation; or (vi) the commission of an act which constitutes unfair competition with the Company or any Related Corporation or which induces any customer or supplier to break a contract with the Company or any Related Corporation.]

5. Death; Disability; Dissolution.

(a) Death: If the Optionee is a natural person who dies while involved in a Business Relationship with the Company or any Related Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 9, at any time within one year after the date of death, but not later than the scheduled expiration date.

(b) Disability: If the Optionee is a natural person whose Business Relationship with the Company or any Related Corporation is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within one year after such termination, but not later than the scheduled expiration date.

(c) Effect of Termination: At the expiration of such one year period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

(d) Dissolution: If the Optionee is a corporation, partnership, trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company or any Related Corporation, this option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

7. Payment of Price. The option price shall be paid in the following manner:

(i)	in cash or by check;

(ii)	by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

(iii)	by any combination of the foregoing.

8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee’s lifetime, only the Optionee can exercise this option.

10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

11. No Obligation to Continue Business Relationship. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

12. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 8. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

14. Withholding Taxes. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

15. Lock-up Agreement. The Employee agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, this Option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least      days after the effectiveness of the Registration Statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company’s directors and officers agree to be similarly bound.

16. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

17. Provision of Documentation to Employee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

18. Miscellaneous.

(a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals,

written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(e) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.

[ ]	AVICI SYSTEMS INC. 101 Billerica Avenue North Billerica, MA 01862

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